UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 9, 2008
FX Real Estate and Entertainment Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33902	22-2407475

(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue
New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 838-3100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 9, 2008, FX Real Estate and Entertainment Inc. (the “Company”) entered into two investment agreements (the “Investment Agreements”), one with The Huff Alternative Fund, L.P., a stockholder of the Company, and its affiliate the Huff Alternative Parallel Fund, L.P. (collectively,“Huff”) and the other with Robert F.X. Sillerman (“Sillerman”), the Company’s Chairman and Chief Executive Officer and largest stockholder. Each Investment Agreement was entered into in connection with the Company’s proposed rights offering, as described below.
     Rights Offering
     The Company intends to offer its stockholders by means of a registered rights offering rights to purchase one share of the Company’s common stock at a price of $10 per share for every two shares of stock held as of a to-be-determined record date. The Company intends to announce shortly the date on which the rights offering will commence and expire. The Company will file a registration statement with the Securities and Exchange Commission relating to these securities.
     The Company has approximately 39.8 million shares outstanding. As part of the initial transaction that created the Company in June 2007, holders of approximately 50% of the Company’s outstanding common stock, representing approximately 20 million shares, waived the right to participate in the rights offering. As a result, it is expected that approximately 9.9 million shares will be offered in the rights offering.
     The Investment Agreements with Huff and Sillerman, as more fully described below, obligate Huff and Sillerman to purchase all shares in the rights offering that are not otherwise subscribed for by stockholders, if any, at the same $10 per share price. These Investment Agreements were entered into to ensure that the rights offering will be fully subscribed at the $10 price per share, resulting in anticipated gross proceeds to the Company of approximately $99 million.
     The foregoing description of the rights offering does not constitute an offer to sell nor a solicitation of any offer to buy any securities in any state or jurisdiction nor shall there by an sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. These securities may not be offered or sold in the United States absent registration under or any exemption from the registration requirements of the Securities Act of 1933, as amended. Any public offering of the Company’s securities to be made in the United States will be made by means of a prospectus that may, when available, be obtained from the Company, containing detailed information about the Company and management, as well as financial statements.
     Huff Investment Agreement
     Pursuant and subject to the terms of the investment agreement entered into with Huff (the “Huff Investment Agreement”), Huff is obligated, at the option of the Company, to purchase the first $15 million of shares (1.5 million shares at $10 per share) that are not subscribed for in the rights offering, if any, and 50% of any other unsubscribed shares, up to a total investment of $40 million; provided, however, Huff is not obligated to purchase any shares beyond its initial $15 million investment in the event that Sillerman does not purchase an equal number of shares at the $10 price per share.

     Huff is entitled to certain registration rights for each of the shares held by Huff Investment Agreement. The Company will file a registration statement on Form S-1 registering such number of Huff’s shares as Huff shall designate within ninety (90) days after closing of the Rights Offering. At such time as the Company becomes eligible to file a registration statement on Form S-3, upon request from Huff, the Company will register the remaining Huff shares not registered pursuant to the first registration; provided, however, if the Company is not eligible to file a registration statement on Form S-3 by January 9, 2009, the Company shall file a registration statement on Form S-1 to register the balance of the shares held by Huff. Huff is also entitled to unlimited piggyback rights.
     In addition to the shares of common stock purchased by Huff, upon the Closing of the purchase of additional shares pursuant to the Huff Investment Agreement (or earlier under certain circumstances), Huff will purchase one (1) share of preferred stock (the “Special Preferred Stock”) for a purchase price of $1.00 pursuant to the Huff Investment Agreement. The share of Special Preferred Stock will entitle Huff to certain rights, including:

•	Huff will receive the right to appoint one member of the Company’s Board of Directors (the “Board”), and one observer to all Board meetings. The right to appoint a member of the Board will remain in effect for so long as Huff continues to own in excess of 20% of the total number of shares acquired by Huff in (x) CKX, Inc.’s registered distribution of shares of the Company’s common stock to its stockholders of record on December 31, 2007, (y) the rights offering and (z) pursuant to the Huff Investment Agreement.

•	The Huff director designee shall have the right, subject to any restrictions of The Nasdaq Global Market or the Securities and Exchange Commission (“SEC”), or applicable law, to be a member of, and the chairman of, any committee of the Board formed for the purpose of reviewing any “related party transaction” that is required to be disclosed pursuant to SEC Regulation S-K, Item 404 or any successor rule or regulation (a “Related Party Transaction”) or Affiliated Party Transaction (i.e., any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any director, officer or affiliate of the Company), including any such committee that may be formed pursuant to the applicable rules and regulations of the SEC or The Nasdaq Global Market (each, a “Special Committee”). However, if the Huff director designee would not be deemed independent or disinterested with respect to a Related Party Transaction and therefore would not satisfy The Nasdaq Global Market or other applicable requirements for serving on the Special Committee formed with respect thereto, the Huff director designee will not serve on the relevant Special Committee but will have the right to attend meetings of the Special Committee as an observer, subject to any restrictions of The Nasdaq Global Market or applicable law. Furthermore, in the event that the attendance at any meetings of the Special Committee would raise confidentiality issues as between the parties to the transaction that, in the reasonable opinion of counsel to the relevant Special Committee, cannot be resolved by a confidentiality agreement, the Huff director designee shall be required to recuse himself from such meetings.
     Once Huff ceases to own 20% of such shares, the Company has the right to convert the Special Preferred Stock into one (1) share of common stock.

     In consideration of entering into the Huff Investment Agreement, Huff will receive a commitment fee in the amount of $500,000, payable at the closing of the rights offering or upon termination of the Huff Investment Agreement.
     The foregoing description of the Huff Investment Agreement is not complete and is qualified in its entirety by reference to the full text of the Huff Investment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
     Sillerman Investment Agreement
     Pursuant to the investment agreement entered into between the Company and Mr. Sillerman (the “Sillerman Investment Agreement”), Mr. Sillerman is obligated to exercise 100% of the rights he receives pursuant to the rights offering (representing 3,037,365 shares). In addition, Mr. Sillerman is obligated to purchase up to 50% of the shares underlying rights that are not exercised in the rights offering and that remain, if any, after the initial $15 million investment by Huff. Mr. Sillerman’s obligation to purchase shares pursuant to the Sillerman Investment Agreement is conditioned upon Huff purchasing an equal number of rights.
     The foregoing description of the Sillerman Investment Agreement is not complete and is qualified in its entirety by reference to the full text of the Sillerman Investment Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
     The disclosure contained above in Item 1.01 is hereby incorporated herein by reference.
ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     The disclosure contained above in Item 1.01 is hereby incorporated herein by reference.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Thomas P. Benson
     On January 10, 2008, as previously contemplated and disclosed, Thomas P. Benson, the Company’s Chief Financial Officer, was appointed to the Company’s Board of Directors.
     Other than the shared services agreement between the Company and CKX and Mr. Benson’s employment agreement, there are no arrangements or understandings between Mr. Benson and any other person pursuant to which he was appointed a director of the Company. It is not expected that Mr. Benson will become a member of any committees of the Board of Directors. There are no relationships or related transactions between Mr. Benson and the Company of the type required to be disclosed under Item 404(a) of Regulation S-K.
     Mitchell J. Nelson
     Effective January 10, 2008, Mitchell J. Nelson resigned as a director of the Company. Mr. Nelson will continue to serve as Executive Vice President, General Counsel and Secretary of the Company. Mr. Nelson’s anticipated resignation as a director was previously disclosed in the Company’s final prospectus to its effective Registration Statement on Form S-1 (Registration No. 333-145672), as filed with the Securities and Exchange Commission on January 3, 2008. Mr. Nelson’s resignation is not the result of any disagreement with respect to any matter relating to the Company’s operations, policies or practices.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
          (d) Exhibits.

Exhibit No.	Description

10.1	Investment Agreement by and between FX Real Estate and Entertainment Inc. and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P., dated as of January 9, 2008.

10.2	Investment Agreement by and between FX Real Estate and Entertainment Inc. and Robert F.X. Sillerman, dated as of January 9, 2008.

99.1	Press Release dated January 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
Date: January 10, 2008	By:	/s/ Mitchell J. Nelson
Mitchell J. Nelson
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investment Agreement by and between FX Real Estate and Entertainment Inc. and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P., dated as of January 9, 2008.

10.2	Investment Agreement by and between FX Real Estate and Entertainment Inc. and Robert F.X. Sillerman, dated as of January 9, 2008.

99.1	Press Release dated January 9, 2008.

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